Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On April 1, 2024, APA Corporation (“APA” or the “Company”) completed its acquisition of Callon Petroleum Company (“Callon”), through the merger of Astro Comet Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of APA (“Merger Sub”), with and into Callon (the “merger”), pursuant to the Agreement and Plan of Merger, dated as of January 3, 2024 (the “Merger Agreement”), among APA, Merger Sub, and Callon. Upon completing the merger, Callon stockholders received, in exchange for each eligible share of Callon common stock, 1.0425 shares of APA common stock, par value $0.625 per share (“APA common stock”).

The following unaudited pro forma combined financial statements (“pro forma financial statements”) have been prepared from the respective historical consolidated financial statements of APA and Callon, adjusted to give effect to (i) the merger, (ii) Callon’s acquisition of Percussion Petroleum Operating II, LLC (“Percussion”), which was completed on July 3, 2023, (iii) Callon’s disposition of its Eagle Ford assets, which was completed on July 3, 2023, (iv) the extinguishment of Callon’s outstanding debt, and (v) the issuance of new debt (collectively, the “Transactions”). The unaudited pro forma combined balance sheet (the “pro forma balance sheet”) combines the historical consolidated balance sheets of APA and Callon as of December 31, 2023, giving effect to the Transactions as if they had been consummated on December 31, 2023, except for Callon’s acquisition of Percussion and Callon’s divestiture of its Eagle Ford assets having been completed on July 3, 2023. The unaudited pro forma combined statement of operations (the “pro forma statement of operations”) combines the historical consolidated statements of operations of APA and Callon for the year ended December 31, 2023, giving effect to the Transactions as if they had been consummated on January 1, 2023.

The pro forma financial statements contain certain reclassification adjustments to conform the historical Callon financial statement presentation to APA’s financial statement presentation.

The pro forma financial statements have been developed from and should be read in conjunction with:

•	the audited consolidated financial statements of APA included in its Annual Report on Form 10-K for the year ended December 31, 2023;

•	the audited consolidated financial statements of Callon included in its Annual Report on Form 10-K for the year ended December 31, 2023;

•	Callon’s Current Report on Form 8-K filed on July 7, 2023 (the “July 2023 8-K”), to present the effects of the Percussion acquisition and Eagle Ford divestiture; and

•	other information relating to APA and Callon contained in or incorporated by reference into this filing.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what APA’s financial position or results of operations would have been had the Transactions actually been consummated on the assumed dates, nor do they purport to project the future operating results or the financial position of the combined company following the merger. The pro forma financial statements do not reflect events that have occurred or may occur after completion of the merger, including, but not limited to, the anticipated realization of savings from potential operating efficiencies, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the pro forma statement of operations does not include projected synergies expected to be achieved as a result of the merger or any associated costs incurred to achieve any projected synergies. The pro forma statement of operations also excludes the costs associated with subsequent integration activities related to the merger.

The pro forma financial statements have been prepared to reflect adjustments to APA’s historical consolidated financial information. Accordingly, the pro forma financial statements reflect the following:

•

the merger is accounted for as a business combination using the acquisition method of accounting, with APA identified as the acquirer, and the issuance of shares of APA common stock as merger consideration;

•

each eligible share of Callon common stock and each Callon equity award converted or settled as part of the merger was converted automatically into the right to receive 1.0425 shares of APA common stock, in accordance with the terms of the Merger Agreement;

•	Callon’s acquisition of Percussion;

•	Callon’s disposition of its Eagle Ford assets;

•	the assumption of liabilities for merger-related expenses;

•	the reclassification of certain of Callon’s historical amounts to conform to APA’s financial statement presentation;

•	the recognition of the estimated tax impact of the pro forma adjustments; and

•	the extinguishment of Callon’s senior notes and credit facility and subsequent refinancing by APA.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. The fair value of Callon’s assets and liabilities is based on the actual assets and liabilities of Callon that existed as of the date the merger was completed. In addition, the value of the consideration paid by APA upon completion of the merger is based on the price of APA common stock on the date the merger was completed. In APA’s opinion, all adjustments are based on available information and assumptions that APA believes are reasonable and necessary to present fairly the pro forma information.

APA CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2023

(in millions)

	APA Historical	Callon Historical, As Adjusted (Note 4)	Transaction Accounting Adjustments (Note 3)			Financing Adjustments (Note 3)	Pro Forma Combined
ASSETS						(m)
CURRENT ASSETS:
Cash and cash equivalents	$87	$3	$16	(a	)	$(106)	$—
Receivables, net	1,610	207	16	(a	)	—	1,833
Other current assets	765	42	9	(a	)	—	816

	2,462	252	41			(106)	2,649

PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of successful efforts accounting	44,860	10,720	(6,217)	(b	)	—	49,363
Gathering, processing, and transmission facilities	448	—	—			—	448
Other	634	27	(27)	(c	)	—	634
Less: Accumulated depreciation, depletion, and amortization	(35,904)	(4,570)	4,570	(b	)	—	(35,904)

	10,038	6,177	(1,674)			—	14,541
OTHER ASSETS:
Equity method interests	437	—	—			—	437
Decommissioning security for sold Gulf of Mexico properties	21	—	—			—	21
Deferred tax asset	1,758	181	369	(d	)	—	2,308
Deferred charges and other	528	102	(81)	(e	)(f)	—	549

	$15,244	$6,712	$(1,345)			$(106)	$20,505

LIABILITIES, NONCONTROLLING INTERESTS, AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$658	204	(43)	(a	)	—	819
Current debt	2	—	—			—	2
Other current liabilities	1,744	442	153	(f	)(g)(i)	—	2,339

	2,404	646	110			—	3,160

LONG-TERM DEBT	5,186	1,919	194	(e	)	(106)	7,193

DEFERRED CREDITS AND OTHER NONCURRENT LIABILITIES:
Income taxes	371	—	—			—	371
Asset retirement obligation	2,362	43	93	(h	)	—	2,498
Decommissioning contingency for sold Gulf of Mexico properties	764	—	—			—	764
Other	466	112	(50)	(f	)(i)	—	528

	3,963	155	43			—	4,161

EQUITY:
Common stock	263	1	42	(j	)	—	306
Paid-in capital	11,126	4,187	(1,816)	(j	)	—	13,497
Accumulated deficit	(2,959)	(196)	82	(g	)(j)	—	(3,073)
Treasury stock, at cost	(5,790)	—	—			—	(5,790)
Accumulated other comprehensive income	15	—	—			—	15

APA SHAREHOLDERS’ EQUITY	2,655	3,992	(1,692)			—	4,955
Noncontrolling interest – Egypt	1,036	—	—			—	1,036

TOTAL EQUITY	3,691	3,992	(1,692)			—	5,991

	$15,244	$6,712	$(1,345)			$(106)	$20,505

The accompanying notes are an integral part of the pro forma financial statements.

APA CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in millions, except per share data)

	APA Historical	Callon Historical, As Adjusted (Note 4)	Transaction Accounting Adjustments (Note 3)			Financing Adjustments (Note 3)	Pro Forma Combined
REVENUES AND OTHER:						(m)
Oil, natural gas, and natural gas liquids production revenues	$7,385	$1,910	$—			$—	$9,295
Purchased oil and gas sales	894	389	—			—	1,283

Total revenues	8,279	2,299	—			—	10,578
Derivative instrument gains, net	99	77	—			—	176
Gain on divestitures, net	8	23	—			—	31
Loss on previously sold Gulf of Mexico properties	(212)	—	—			—	(212)
Other, net	18	7	—			—	25

	8,192	2,406	—			—	10,598

OPERATING EXPENSES:
Lease operating expenses	1,436	297	—			—	1,733
Gathering, processing, and transmission	334	109	—			—	443
Purchased oil and gas costs	742	399	—			—	1,141
Taxes other than income	207	110	—			—	317
Exploration	195	9	—			—	204
General and administrative	351	118	—			—	469
Transaction, reorganization, and separation	15	11	114	(g	)	—	140
Depreciation, depletion, and amortization	1,540	505	(7)	(k	)	—	2,038
Asset retirement obligation accretion	116	3	7	(h	)	—	126
Impairments	61	—	—			—	61
Financing costs, net	312	178	(2)	(e	)	(36)	452

	5,309	1,739	112			(36)	7,124

NET INCOME BEFORE INCOME TAXES	2,883	667	(112)			36	3,474

Current income tax provision (benefit)	1,338	—	—	(d	)	—	1,338
Deferred income tax provision (benefit)	(1,662)	(190)	(393)	(d	)	8	(2,237)

NET INCOME INCLUDING NONCONTROLLING INTERESTS	3,207	857	281			28	4,373
Net income attributable to noncontrolling interest – Egypt	352	—	—			—	352

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$2,855	$857	$281			$28	$4,021

NET INCOME PER COMMON SHARE:
Basic	$9.26						$10.66
Diluted	$9.25						$10.63
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	308		69	(l	)		377
Diluted	309		69	(l	)		378

The accompanying notes are an integral part of the pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. Basis of Presentation

The APA and Callon historical financial information have been derived from each respective company’s Annual Report on Form 10-K for the year ended December 31, 2023. Certain of Callon’s historical amounts have been reclassified to conform to APA’s financial statement presentation. The unaudited pro forma adjustments related to Callon’s Percussion acquisition and Eagle Ford divestiture are from the July 2023 8-K. These pro forma financial statements should be read in conjunction with the historical financial statements and related notes thereto of APA and Callon, as well as the pro forma financial information included in the July 2023 8-K.

The pro forma balance sheet gives effect to the Transactions as if they had occurred on December 31, 2023. No adjustments related to the Percussion acquisition or Eagle Ford divestiture have been applied to the pro forma balance sheet, as they are already reflected in Callon’s historical consolidated balance sheet as of December 31, 2023. The pro forma statement of operations gives effect to the Transactions as if they had occurred on January 1, 2023.

The pro forma financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. In APA’s opinion, all adjustments have been made that are necessary to present fairly the pro forma financial statements. The pro forma financial statements do not purport to represent what the combined company’s financial position or results of operations would have been if the Transactions had actually occurred on the dates indicated, nor are they indicative of APA’s future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these pro forma financial statements.

NOTE 2. Purchase Price Allocation

APA has determined it is the accounting acquirer in the merger, which is accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, “Business Combinations”. The allocation of the estimated purchase price with respect to the merger is based upon APA’s estimates of, and assumptions related to, the fair value of assets and liabilities assumed as of the date the merger was completed, using currently available information and is subject to change if additional information about the facts and circumstances that existed at the acquisition date becomes available. Because the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on APA’s financial position and results of operations of the combined company may be materially different from the pro forma amounts included herein. APA expects to finalize the purchase price allocation as soon as practicable, but no later than one year from April 1, 2024.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of Callon’s identifiable assets acquired and liabilities assumed as of the closing of the merger, which could result from APA’s additional valuation analysis, reserve estimates, discount rates and other factors; and

•

changes in the recognized tax impact of the Transactions, including the presentation and measurement of related deferred tax assets and liabilities, as of the closing of the Transactions, which could result from changes in reserve estimates and other assumptions.

Based upon the merger consideration transferred, the fair value of the assets acquired and liabilities assumed is recorded as follows (shown in millions, except exchange ratio and price per share data):

Consideration transferred:
Callon common stock outstanding on April 1, 2024, prior to completion of the merger	67
Exchange ratio	1.0425

Shares of APA common stock issued	69
Closing price per share of APA common stock (a)	$34.53
Fair value of APA common stock to be issued as consideration	$2,394

Fair value of APA equity-based awards issued in exchange for Callon equity-based awards (b)	20
Other consideration transferred	26
Total consideration transferred	$2,440

Fair value of assets acquired:	Fair Value
Cash and cash equivalents	$19
Accounts receivable, net	223
Other current assets	51
Oil and gas properties	4,503
Deferred tax asset	550
Deferred charges and other	21

Total assets acquired	$5,367

Fair value of liabilities assumed:
Accounts payable	161
Other current liabilities	455
Long-term debt	2,113
Asset retirement obligations	136
Other long-term liabilities	62

Total liabilities assumed	$2,927

Assets acquired and liabilities assumed	$2,440

(a)	Represents the market price of APA Common Stock on April 1, 2024.
(b)	Additional consideration represents the fair value of APA shares that replaced Callon equity awards that are attributable to pre-merger services provided.

Under the Merger Agreement, each Callon stockholder was entitled to receive 1.0425 shares of APA common stock for, as applicable, (i) each eligible share of Callon common stock and (ii) each Callon equity award converted or settled as part of the merger, with cash in lieu of fractional shares.

NOTE 3. Pro Forma Adjustments

Adjustments included in the columns labeled “Transaction Accounting Adjustments” and “Financing Adjustments” in the pro forma financial statements are as follows:

(a)

Reflects immaterial purchase price allocation adjustment to record the estimated fair value of various assets and liabilities assumed from Callon based on the estimated fair value determined as of the date the merger was completed.

(b)

Reflects a purchase price allocation adjustment resulting in (i) a decrease in Callon’s proved oil and gas properties to record the properties at their estimated fair value, (ii) the elimination of Callon’s Historical, As Adjusted accumulated depletion, depreciation and amortization (“DD&A”) balances, and (iii) a decrease in Callon’s unproved oil and gas properties to their estimated fair value. The resulting estimated fair value of oil and gas properties acquired was allocated approximately $3.6 billion to proved properties and $929 million to unproved properties.

(c)	Reflects transaction accounting adjustments to record APA’s estimated fair value of other property and equipment.

(d)

Reflects an adjustment to deferred income taxes to record the estimated deferred income tax effects of combining APA’s and Callon’s operations. For pro forma purposes, it is assumed that in 2023, the combined group released a signification portion of its U.S. valuation allowance. Approximately $369 million of this adjustment reflects an increase Callon’s deferred tax asset assumed in the transaction and associated release of valuation allowance recorded through continuing operations. In addition, an estimated deferred income tax benefit of $24 million was recorded for the transaction accounting adjustments using APA’s statutory rate in effect for the period ending December 31, 2023.

(e)

Reflects the adjustment of $194 million related to the Callon Historical, As Adjusted debt due to the re-measurement of debt at fair value and the adjustment of $13 million to write off Callon’s deferred financing fees included within the Callon Historical, As Adjusted Deferred charges and other financial statement line. The pro forma interest expense includes the impact of the write off of deferred financing fees.

(f)	Reflects transaction accounting adjustments to record APA’s estimated fair value adjustment related to right-of-use assets and lease liabilities.

(g)

Reflects transaction accounting adjustments to record nonrecurring transaction costs of approximately $114 million that were incurred by APA and Callon, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Transactions.

(h)

Reflects a transaction accounting adjustment to record the estimated fair value of the assumed Callon asset retirement obligations, which increased by $93 million. The pro forma income statement includes a corresponding adjustment to accretion expense in relation to the fair value of the asset retirement obligations.

(i)

Reflects a $26 million adjustment to eliminate the Callon Historical, As Adjusted cash settled awards and record the impact of the issuance of new APA awards and the transfer of other consideration upon closing of the merger.

(j)

Reflects adjustments to eliminate Callon Historical, As Adjusted equity balances in accordance with the acquisition method of accounting and record the impact of the issuance of consideration in connection with the merger. The impact of pro forma merger adjustments on total equity are summarized below (shown in millions):

	Elimination of Callon’s Historical Equity	Issuance of APA Common Stock	Pro Forma Equity Adjustments
Common stock	$(1)	$43	$42
Additional paid-in capital	(4,187)	2,371	(1,816)
Accumulated deficit	196	—	196

Total equity	$(3,992)	$2,414	$(1,578)

(k)

Reflects the pro forma adjustment for DD&A expense based on an assumed DD&A rate applied to the purchase price allocation for proved properties. DD&A for oil and gas properties was calculated in accordance with the successful efforts method of accounting for oil and gas properties using the combined companies estimated proved reserves.

(l)	The adjustments on APA Common Stock and basic and diluted earnings per share are summarized below:

Year Ended December 31, 2023
Numerator
Basic and diluted combined pro forma net income attributable to APA common stockholders	$4,021
Denominator
Basic:
Historical basic weighted average APA shares outstanding	308
Shares of APA common stock to be issued	69

Pro forma basic weighted average APA shares outstanding	377
Pro forma basic net income per share attributable to common APA stockholders	$10.66
Diluted:
Historical diluted weighted average APA shares outstanding	309
Shares of APA common stock to be issued	69

Pro forma diluted weighted average APA shares outstanding	378
Pro forma diluted net income per share attributable to common APA stockholders	$10.63

(m)

Reflects the pro forma adjustment related to the extinguishment of the historical Callon debt and the issuance of a new $1.5 billion senior unsecured delayed-draw term loan by APA, cash, and the use of APA’s existing credit facility. For the purposes of the pro forma financial statements, it was assumed that the remaining debt was repaid using APA’s existing credit facility and cash available as of December 31, 2023. The unsecured delayed-draw term loan will mature in three years. Pro forma interest expense includes estimates for the new term loan, including the impact of changes to amortization of debt issuance costs and from purchase accounting adjustments. The pro forma interest expense is based on a weighted average interest rate of 7.1%. The actual interest rate will be based on market and other conditions. For each 1/8% (12.5 basis points) change in the estimated weighted average interest rate for the new term loan, interest expense would increase or decrease by approximately $2 million per year. The pro forma interest expense associated with APA’s existing credit facility is based on a weighted average interest rate of 6.6%. In addition, an estimated deferred income tax benefit of $8 million was recorded for the financing accounting adjustments using APA’s statutory rate in effect for the period ending December 31, 2023.

NOTE 4. Callon Historical Financial Statement Presentation

Certain reclassifications and pro forma adjustments have been made to the historical presentation of Callon to conform to the financial statement presentation of APA as follows:

CALLON PETROLEUM COMPANY AND SUBSIDIARIES

UNAUDITED RECLASSIFIED BALANCE SHEET AS OF DECEMBER 31, 2023

(in millions)

	Callon Historical	Reclassification Adjustments for APA merger			Callon Historical, As Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3	$—			$3
Receivables, net	207	—			207
Fair value of derivatives	12	(12)	(a	)	—
Other current assets	30	12	(a	)	42

	252	—			252

PROPERTY AND EQUIPMENT:
Oil and gas properties	—	10,720	(b	)	10,720
Proved properties, net	5,087	(5,087)	(b	)	—
Unproved properties	1,063	(1,063)	(b	)	—
Other	27	—			27
Less: Accumulated depreciation, depletion, and amortization	—	(4,570)	(b	)	(4,570)

	6,177	—			6,177

Deferred income taxes	181	(181)	(c	)	—
OTHER ASSETS:
Deferred tax asset	—	181	(c	)	181
Deferred charges and other	102	—			102

	$6,712	$—			$6,712

LIABILITIES, NONCONTROLLING INTERESTS, AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$—	$204	(d	)	$204
Accounts payable and accrued liabilities	526	(526)	(d	)(e)	—
Fair value of derivatives	24	(24)	(f	)	—
Other current liabilities	96	346	(e	)(f)	442

	646	—			646

LONG-TERM DEBT	1,919	—			1,919

DEFERRED CREDITS AND OTHER NONCURRENT LIABILITIES:
Asset retirement obligation	43	—			43
Fair value of derivatives	30	(30)	(g	)	—
Other	82	30	(g	)	112

	155	—			155

EQUITY:
Common stock	1	—			1
Paid-in capital	4,187	—			4,187
Accumulated deficit	(196)	—			(196)

TOTAL SHAREHOLDERS’ EQUITY	3,992	—			3,992

	$6,712	$—			$6,712

CALLON PETROLEUM COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in millions)

	Historical		Transaction Accounting Adjustments
	Callon - As Reported	Percussion	Reclassification & Elimination Adjustments			Disposition of Eagle Ford	Acquisition of Percussion			Reclassification Adjustments for APA merger			Callon Historical, As Adjusted
						(e)
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues	—	—	$—			$—	$—			$1,910	(g	)	$1,910
Oil	1,697	—	125	(a	)	(165)	—			(1,657)	(g	)	—
Natural gas	82	—	2	(a	)	(7)	—			(77)	(g	)	—
Oil and gas revenue	—	138	(138)	(a	)	—	—			—			—
Natural gas liquids	174	—	11	(a	)	(9)	—			(176)	(g	)	—
Purchased oil and gas sales	389	—	—			—	—			—			389

Total revenues	2,342	138	—			(181)	—			—			2,299
Derivative instrument gains, net	—	—	—			—	—			77	(h	)	77
Realized loss on oil and gas derivatives	—	(12)	12	(a	)	—	—			—			—
Gain on divestitures, net	—	—	—			—	—			23	(i	)	23
Other, net	—	—	—			—	—			7	(j	)	7

	2,342	126	12			(181)	—			107			2,406

OPERATING EXPENSES:
Lease operating expenses	303	27	—			(33)	—			—			297
Gathering, processing, and transmission	108	5	2	(a	)	(6)	—			—			109
Purchased oil and gas costs	399	—	—			—	—			—			399
Taxes other than income	—	—	—			—	—			110	(k	)	110
Production and ad valorem taxes	114	8	—			(12)	—			(110)	(k	)	—
Exploration	9	—	—			—	—			—			9
Gain on sale of oil and gas properties	(23)	—	—			—	—			23	(i	)	—
General and administrative	115	3	(2)	(c	)(d)	2	—			—			118
Transaction, reorganization, and separation	11	5	(5)	(d	)	—	—			—			11
Depreciation, depletion, and amortization	536	34	(16)	(b	)(d)	(33)	(13)	(f	)	(3)	(l	)	505
Impairment of oil and gas properties	407	—	—			(407)	—			—			—
Minimum volume commitment deficiency fees	—	2	(2)	(a	)	—	—			—			—
Asset retirement obligation accretion	—	—	—			—	—			3	(l	)	3
Financing costs, net	—	—	—			—	—			178	(m	)	178
OTHER (INCOME) EXPENSES
Interest expense, net of capitalized amounts	179	11	(11)	(d	)	—	—			(179)	(m	)	—
Net unrealized gain on oil and gas derivatives	—	(70)	70	(a	)	—	—			—			—
(Gain) loss on derivative contracts	(19)	—	(58)	(a	)	—	—			77	(h	)	—
(Gain) loss on extinguishment of debt	(1)	—	—			—	—			1	(m	)	—
Other (income) expense	(7)	—	—			—	—			7	(j	)	—

	2,131	25	(22)			(489)	(13)			107			1,739

NET INCOME BEFORE INCOME TAXES	211	101	34			308	13			—			667
Deferred income tax provision (benefit)	—	—	—			—	—			(190)	(n	)	(190)
Income tax expense (benefit)	(190)	—	—			—	—			190	(n	)	—

NET INCOME ATTRIBUTABLE TO COMMON STOCK	401	101	$34			$308	$13			$—			$857

Basis of Presentation

APA has derived the Callon Historical, As Adjusted unaudited pro forma financial statements from Callon’s historical accounting records. No adjustments related to Callon’s acquisition of Percussion or the Eagle Ford divestiture have been applied to the unaudited reclassified balance sheet. Both the Percussion acquisition and Eagle Ford divestiture closed on July 3, 2023, and are reflected in Callon’s historical consolidated balance sheet as of December 31, 2023. The unaudited pro forma statement of operations gives effect to the Percussion and Eagle Ford transactions as if they had occurred on January 1, 2023, and are based on the pro forma information presented in the July 2023 8-K and information provided by Callon management.

APA has presented the unaudited pro forma financial information for informational purposes only and the unaudited pro forma financial statements are not necessarily indicative of what the Callon Historical, As Adjusted financial position or results of operations would actually have been had the Percussion and Eagle Ford transactions been completed on the dates indicated.

Adjustments to the Unaudited Reclassified Balance Sheet as of December 31, 2023

Reclassification Adjustments

The following adjustments have been made to the accompanying unaudited reclassified balance sheet as of December 31, 2023, to reclassify certain of Callon’s historical amounts to conform to the historical presentation of APA:

(a)	Represents a reclassification of $12 million of Callon’s “Fair value of derivatives” to “Other current assets.”

(b)

Represents a reclassification of $10.7 billion of Callon’s “Proved properties, net” and “Unproved properties,” which were historically presented at net book value, to “Oil and gas properties.” In addition, $4.6 billion of the associated accumulated depreciation was reclassified to “Less: Accumulated depreciation, depletion, and amortization.”

(c)	Represents a reclassification of $181 million of Callon’s “Deferred income taxes” to “Deferred tax asset.”

(d)	Represents a reclassification of $204 million of Callon’s “Accounts payable and accrued liabilities” to “Accounts payable.”

(e)	Represents a reclassification of $322 million of Callon’s “Accounts payable and accrued liabilities” to “Other current liabilities.”

(f)	Represents a reclassification of $24 million of Callon’s “Fair value of derivatives” to “Other current liabilities.”

(g)	Represents a reclassification of $30 million of Callon’s “Fair value of derivatives” to “Other” Noncurrent liabilities.

Adjustments to the Unaudited Pro Forma Statement of Operations for the year ended December 31, 2023

Reclassification & Elimination Adjustments of Percussion

The following adjustments have been made to the accompanying unaudited pro forma statement of operations for the year ended December 31, 2023, to reclassify certain of Percussion’s historical amounts as presented in the July 2023 8-K and adjusted based on information provided by Callon management to conform to the historical presentation of Callon and to eliminate the effects of certain assets and liabilities retained by Percussion:

(a)	Represents reclassifications to conform to Callon’s financial statement presentation.

(b)

Represents adjustments to depreciation, depletion and amortization expense resulting from the change in basis of proved properties as a result of the conversion from the full cost method to the successful efforts method.

(c)	Represents adjustment to general and administrative expenses for overhead originally capitalized by Percussion under the full cost method of accounting.

(d)	Represents adjustments to eliminate the effects of assets and liabilities retained by Percussion and not associated with the oil and natural gas properties acquired.

Eagle Ford Disposition Adjustments

(e)	Represents adjustments to Callon’s historical consolidated statement of operations to reflect the effects of the disposition of Callon’s Eagle Ford assets for the year ended December 31, 2023.

Acquisition Adjustments of Percussion

The following adjustments have been made to the accompanying unaudited pro forma statement of operations for the year ended December 31, 2023, to reflect the Percussion acquisition:

(f)	Represents adjustment to depreciation, depletion and amortization expense resulting from the change in basis of proved properties acquired.

Reclassification Adjustments of Callon

The following adjustments have been made to the accompanying unaudited pro forma statement of operations for the year ended December 31, 2023, to reclassify certain of Callon’s historical amounts to conform to the historical presentation of APA:

(g)	Represents a reclassification of $1.9 billion of Callon’s “oil,” “natural gas” and “natural gas liquids” revenues to “Oil, natural gas, and natural gas liquids production revenues.”

(h)	Represents a reclassification of $77 million of Callon’s “(Gain) loss on derivative contracts” to “Derivative instrument gains (losses), net.”

(i)	Represents a reclassification of $23 million of Callon’s “Gain on sale of oil and gas properties” to “Gain on divestitures, net.”

(j)	Represents a reclassification of $7 million of Callon’s “Other (income) expense” to “Other, net.”

(k)	Represents a reclassification of $110 million of Callon’s “Production and ad valorem taxes” to “Taxes other than income.”

(l)	Represents a reclassification of $3 million of Callon’s “Depreciation, depletion, and amortization” to “Asset retirement obligation accretion.”

(m)	Represents a reclassification of $178 million of Callon’s “Interest expense, net of capitalized amounts,” and “(Gain) loss on extinguishment of debt” to “Financing costs, net.”

(n)	Represents a reclassification of $190 million of Callon’s “Income tax expense (benefit)” to “Deferred income tax provision (benefit).”

NOTE 5. Supplemental Pro Forma Oil, NGL and Natural Gas Reserves Information

The following tables present (i) the estimated pro forma combined net proved developed and undeveloped oil, NGL and natural gas reserves as of December 31, 2023, (ii) the estimated pro forma combined standardized measure of discounted future net cash flows as of December 31, 2023, and (iii) the estimated sources of changes in pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 2023. The amounts below were derived from each of APA’s and Callon’s Annual Report on Form 10-K for the year ended December 31, 2023. This estimated pro forma combined oil, NGL and natural gas reserves information is not necessarily indicative of the results that might have occurred had the merger been completed on December 31, 2023, and is not intended to be a projection of future results. Future results may vary significantly from the results presented.

This pro forma reserve, production and standardized measure information gives effect to the Transactions as if they had been completed on January 1, 2023, including Callon’s acquisition of Percussion and divestiture of its Eagle Ford assets completed on July 3, 2023; however, the proved reserves and standardized measures presented below represent the respective estimates made as of December 31, 2023, by APA and Callon while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to (i) December 31, 2023, or (ii) the merger. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined company. Future results may vary significantly from the results presented as of December 31, 2023.

Pro Forma Combined Net Proved Developed and Undeveloped Oil, NGL and Natural Gas Reserves

The proved reserves of Callon are based on Callon’s development plans and reserve estimation methodologies. Because APA will develop such proved reserves in accordance with its own development plan and, in the future, will estimate proved reserves in accordance with its own methodologies, the estimates presented herein for Callon may not be representative of APA’s future proved reserve estimates. The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2023, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2023:

Oil Reserves (Thousands of barrels)	APA Historical	Callon Historical	Percussion and Eagle Ford Transaction Adjustments	Callon Pro Forma Combined	Pro Forma Combined
Total Proved Reserves:
Balance, January 1, 2023	402,007	275,609	6,960	282,569	684,576
Production	(74,003)	(21,891)	504	(21,387)	(95,390)
Revisions of previous estimates	(5,017)	(28,278)	(13,700)	(41,978)	(46,995)
Extensions and discoveries	56,893	40,684	—	40,684	97,577
Sales of minerals-in-place	(775)	(47,336)	44,967	(2,369)	(3,144)
Removed for five-year rule	—	(18,259)	—	(18,259)	(18,259)
Purchases of minerals-in-place	20	38,731	(38,731)	—	20

Balance, December 31, 2023	379,125	239,260	—	239,260	618,385

Proved Developed Reserves:
Balance, January 1, 2023	368,338	170,866	(13,527)	157,339	525,677
Balance, December 31, 2023	342,923	149,898	—	149,898	492,821
Proved Undeveloped Reserves:
Balance, January 1, 2023	33,669	104,743	20,487	125,230	158,899
Balance, December 31, 2023	36,202	89,362	—	89,362	125,564

NGL Reserves (Thousand of barrels)	APA Historical	Callon Historical	Percussion and Eagle Ford Transaction Adjustments	Callon Pro Forma Combined	Pro Forma Combined
Total Proved Reserves:
Balance, January 1, 2023	180,055	105,109	5,151	110,260	290,315
Production	(23,446)	(8,011)	(3)	(8,014)	(31,460)
Revisions of previous estimates	(9,332)	317	(4,242)	(3,925)	(13,257)
Extensions and discoveries	26,082	14,718	—	14,718	40,800
Sales of minerals-in-place	(33)	(9,537)	8,581	(956)	(989)
Removed for five-year rule	—	(11,415)	—	(11,415)	(11,415)
Purchases of minerals-in-place	21	9,487	(9,487)	—	21

Balance, December 31, 2023	173,347	100,668	—	100,668	274,015

Proved Developed Reserves:
Balance, January 1, 2023	160,975	63,788	(2,298)	61,490	222,465
Balance, December 31, 2023	154,946	65,891	—	65,891	220,837
Proved Undeveloped Reserves:
Balance, January 1, 2023	19,080	41,321	7,449	48,770	67,850
Balance, December 31, 2023	18,401	34,777	—	34,777	53,178

Natural Gas Reserves (Millions of cubic feet)	APA Historical	Callon Historical	Percussion and Eagle Ford Transaction Adjustments	Callon Pro Forma Combined	Pro Forma Combined
Total Proved Reserves:
Balance, January 1, 2023	1,846,246	592,843	2,505	595,348	2,441,594
Production	(302,345)	(46,109)	975	(45,134)	(347,479)
Revisions of previous estimates	(189,496)	24,206	(8,398)	15,808	(173,688)
Extensions and discoveries	175,641	75,616	—	75,616	251,257
Sales of minerals-in-place	(136)	(53,317)	47,720	(5,597)	(5,733)
Removed for five-year rule	—	(74,548)	—	(74,548)	(74,548)
Purchases of minerals-in-place	136	42,802	(42,802)	—	136

Balance, December 31, 2023	1,530,046	561,493	—	561,493	2,091,539

Proved Developed Reserves:
Balance, January 1, 2023	1,632,012	351,278	(23,696)	327,582	1,959,594
Balance, December 31, 2023	1,427,939	376,070	—	376,070	1,804,009
Proved Undeveloped Reserves:
Balance, January 1, 2023	214,234	241,565	26,201	267,766	482,000
Balance, December 31, 2023	102,107	185,423	—	185,423	287,530

Total Reserves (Thousands of barrels of oil equivalent)	APA Historical	Callon Historical	Percussion and Eagle Ford Transaction Adjustments	Callon Pro Forma Combined	Pro Forma Combined
Total Proved Reserves:
Balance, January 1, 2023	889,769	479,525	12,528	492,053	1,381,822
Production	(147,840)	(37,587)	663	(36,924)	(184,764)
Revisions of previous estimates	(45,931)	(23,927)	(19,340)	(43,267)	(89,198)
Extensions and discoveries	112,249	68,005	—	68,005	180,254
Sales of minerals-in-place	(831)	(65,759)	61,501	(4,258)	(5,089)
Removed for five-year rule	—	(42,099)	—	(42,099)	(42,099)
Purchases of minerals-in-place	64	55,352	(55,352)	—	64

Balance, December 31, 2023	807,480	433,510	—	433,510	1,240,990

Proved Developed Reserves:
Balance, January 1, 2023	801,315	293,200	(19,774)	273,426	1,074,741
Balance, December 31, 2023	735,859	278,467	—	278,467	1,014,326
Proved Undeveloped Reserves:
Balance, January 1, 2023	88,454	186,325	32,302	218,627	307,081
Balance, December 31, 2023	71,621	155,043	—	155,043	226,664

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

The following table presents the pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2023:

	APA Historical	Callon Historical	Pro Forma Combined
Oil and gas producing activities:
Cash inflows	$37,099	$21,804	$58,903
Production costs	(12,791)	(8,851)	(21,642)
Development costs	(5,934)	(1,944)	(7,878)
Income tax expense	(4,117)	(936)	(5,053)

Net cash flows	14,257	10,073	24,330
Ten percent annual discount factor	(4,216)	(4,640)	(8,856)

Standardized measure of discounted future net cash flows	$10,041	$5,433	$15,474

Sources of Changes in Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

The principal changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2023, are as follows:

	APA Historical	Callon Historical	Percussion and Eagle Ford Transaction Adjustments	Callon Pro Forma Combined	Pro Forma Combined
Standardized measure at the beginning of the period	$17,602	$9,004	$83	$9,087	$26,689
Sales, net of production costs	$(5,408)	$(1,429)	$25	$(1,404)	$(6,812)
Net change in prices and production costs	(7,089)	(3,387)	(88)	(3,475)	(10,564)
Discoveries and improved recovery, net of related costs	1,869	703	—	703	2,572
Change in future development costs	(413)	22	1	23	(390)
Previously estimated development costs incurred during the period	825	570	—	570	1,395
Revision of quantities	(262)	(1,218)	(774)	(1,992)	(2,254)
Purchases of minerals-in-place	1	868	(868)	—	1
Accretion of discount	2,260	1,053	8	1,061	3,321
Change in income taxes	1,467	1,075	—	1,075	2,542
Sales of minerals-in-place	(18)	(1,725)	1,613	(112)	(130)
Change in production rates and other	(793)	(103)	—	(103)	(896)

Aggregate changes	$(7,561)	$(3,571)	$(83)	$(3,654)	$(11,215)

Standardized measure at the end of the period	$10,041	$5,433	$—	$5,433	$15,474